Investing for the Long Run® 2Q23 W. P. Carey Inc. Investor Presentation Exhibit 99.3

Table of Contents Overview Real Estate Portfolio Balance Sheet ESG 3 7 18 23 Unless otherwise noted, all data in this presentation is as of June 30, 2023. Amounts may not sum to totals due to rounding.

3 Overview

4 One of the largest owners of net lease real estate and among the top 20 REITs in the MSCI US REIT Index Highly diversified portfolio by geography, tenant, property type and tenant industry Successful track record of investing and operating through multiple economic cycles since 1973 led by an experienced management team U.S. and Europe-based asset management teams Investment grade balance sheet with access to multiple forms of capital Stable cash flows derived from long-term leases that contain strong contractual rent bumps W. P. Carey (NYSE: WPC) is a REIT that specializes in investing in single-tenant net lease commercial real estate, primarily in the U.S. and Northern and Western Europe Company Highlights Orgill | Warehouse | Inwood, WV Turkey Hill | Industrial | Conestoga, PA

5 Investment Strategy Transactions Evaluated on Four Key Factors Creditworthiness of Tenant • Industry drivers and trends • Competitor analysis • Company history • Financial wherewithal Criticality of Asset • Key distribution facility or profitable manufacturing plant • Critical R&D or data-center • Top performing retail stores • Corporate headquarters Fundamental Value of the Underlying Real Estate • Local market analysis • Property condition • 3rd party valuation / replacement cost • Downside analysis / cost to re-lease Transaction Structure and Pricing • Lease terms – rent growth and maturity • Financial covenants • Security deposits / letters of credit • Generate attractive risk-adjusted returns by investing in net lease commercial real estate, primarily in the U.S. and Northern and Western Europe • Protect downside by combining credit and real estate underwriting with sophisticated structuring and direct origination • Acquire “mission-critical” assets essential to a tenant’s operations • Create upside through rent escalations, credit improvements and real estate appreciation • Capitalize on existing tenant relationships through accretive expansions, renovations and follow-on deals • Hallmarks of our approach: • Diversification by tenant, industry, property type and geography • Disciplined • Opportunistic • Proactive asset management • Conservative capital structure

Proactive Asset Management

W. P. CAREY

Domestic and international asset management capabilities to address lease expirations, changing tenant credit profiles and asset repositioning or dispositions

- Asset management offices in New York and Amsterdam
- W. P. Carey has proven experience repositioning assets through re-leasing, restructuring and strategic disposition
- Generates value creation opportunities within our existing portfolio
- Five-point internal rating scale used to assess and monitor tenant credit and the quality, location and criticality of each asset

Asset Management Expertise

Transaction

- Leasing
- Dispositions
- Lease modifications
- Credit and real estate risk analysis
- Building expansions and redevelopment
- Tenant distress and restructuring

Operational

- Lease compliance
- Insurance
- Property inspections
- Non-triple net lease administration
- Real estate tax
- Projections and portfolio valuation

Asset Management Risk Analysis

Risk Management Scale

Tenant Credit	Bankruptcy	Watch List	Stable	Implied IG	Investment Grade
Asset Quality	Obsolete	Residual Risk	Stable	Class B	Class A
Asset Location	No Tenant Demand	Limited Tenant Demand / Challenging Location	Alternative Tenant Demand	Good Location / Active Market	Prime Location / High Tenant Demand
Asset Criticality	Not Critical	Non-Renewal	Possible Renewal	Critical-Renewal Likely	Highly Critical

6

7 Real Estate Portfolio

8 1. Portfolio information reflects pro rata ownership of real estate assets (excluding operating properties) as of June 30, 2023. 2. Other includes leases with percentage rent (i.e., participation in the gross revenues of the tenant above a stated level) and other increases, as well as leases with no escalations. 3. Metrics shown for operating self-storage portfolio only; excludes net-lease self-storage assets which are captured in net-lease portfolio metrics. Large Diversified Portfolio (1) N et -L ea se P or tfo lio Number of Properties 1,475 Number of Tenants 398 Square Footage 180.0 million ABR $1.47 billion North America / Europe / Other (% of ABR) 65% / 34% / 1% Contractual Rent Escalation: CPI-linked / Fixed / Other (2) 54% / 43% / 3% WALT 11.2 years Occupancy 99.0% Investment Grade Tenants (% of ABR) 29.9% Top 10 Tenant Concentration (% of ABR) 19.0% Se lf St or ag e (3) Number of Properties 85 Number of Units 52,693 Average Occupancy 91.9%

Property and Industry Diversification (1)

W. P. CAREY

Property Type Diversification (% of ABR)



10%
4%
29%
16%
17%
24%
53%
Industrial / Warehouse

Industrial	29%
Warehouse	24%
Retail [2]	17%
Office	16%
Self-storage (Net Lease)	4%
Other [3]	10%

Tenant Industry Diversification (% of ABR)



16%
20%
2%
3%
3%
3%
9%
3%
3%
3%
7%
4%
7%
5%
6%
6%

Retail Stores [2]	20%	Containers, Packaging and Glass	3%
Consumer Services	9%	Construction and Building	3%
Beverage and Food	7%	Business Services	3%
Automotive	7%	Durable Consumer Goods	3%
Healthcare and Pharmaceuticals	6%	Sovereign and Public Finance	3%
Grocery	6%	Hotels and Leisure	3%
Cargo Transportation	5%	High Tech Industries	2%
Capital Equipment	4%	Other [4]	16%

1. Portfolio information reflects pro rata ownership of real estate assets (excluding operating properties) as of June 30, 2023.
2. Includes automotive dealerships.
3. Includes education facility, hotel (net lease), laboratory, specialty, research and development, fitness facility, student housing (net lease), theater, funeral home, restaurant, land, outdoor advertising and parking.
4. Includes tenants in the following industries: chemicals, plastics and rubber; insurance; telecommunications; metals; non-durable consumer goods; banking; aerospace and defense; wholesale; media: advertising, printing and publishing; oil and gas; media: broadcasting and subscription; utilities: electric; environmental industries; consumer transportation; forest products and paper; electricity; finance and real estate.

9

Top Ten Net Lease Tenants [1]

W. P. CAREY

One of the lowest Top 10 concentrations among the net lease peer group

Tenant	Description	Number of Properties	ABR ($ millions)	WALT (years)	% of Total
U-HAUL	Net lease self-storage properties in the U.S.[2]	78	$39	0.8	2.6%
State of Andalucia	Government office properties in Spain	70	32	11.5	2.2%
APOTEX	Pharmaceutical R&D and advanced manufacturing properties in Canada[3]	11	32	19.8	2.1%
METRO	Business-to-business wholesale stores in Italy and Germany	20	30	5.2	2.0%
HELLWEG	Do-it-yourself retail properties in Germany	35	30	13.7	2.0%
Extra Space Storage	Net lease self-storage properties in the U.S.	27	25	20.8	1.7%
OBI	Do-it-yourself retail properties in Poland	26	24	8.0	1.7%
ABC TECHNOLOGIES	Automotive component manufacturing properties in North America[4]	23	24	19.8	1.7%
NORD ANGLIA EDUCATION	K-12 private schools in the U.S.	3	22	20.2	1.5%
FORTENOVA GRUPA	Grocery stores and warehouses in Croatia	19	22	10.8	1.5%
Top 10		**312**	**$280**	**12.4 yrs**	**19.0%**

1. Portfolio information reflects pro rata ownership of real estate assets (excluding operating properties) as of June 30, 2023.
2. The Company received notice during the 2023 first quarter from a related party of U-Haul of its intention to exercise its repurchase option on the properties in the U-Haul net lease self-storage portfolio.
3. ABR from these properties is denominated in U.S. dollars.
4. Of the 23 properties leased to the tenant, nine are located in Canada, eight are located in the United States and six are located in Mexico. ABR from the properties in Canada and Mexico is denominated in U.S. dollars.

10

11 North America, 65% $960MM United States, 61% $896MM Canada (4), 3% $51MM Mexico (3), 1% $13MM Europe, 34% $502MM Other (2), 1% $8MM 1. Portfolio information reflects pro rata ownership of real estate assets (excluding operating properties) as of June 30, 2023. 2. Includes Mauritius (0.4%) and Japan (0.1%). 3. All ABR from Mexican-based properties denominated in USD. 4. $47MM or 92% of ABR from Canadian-based properties denominated in USD with the balance in CAD. W. P. Carey has been investing internationally for approximately 25 years, primarily in Northern and Western Europe Geographic Diversification (1) Through our financing and hedging strategies, we’ve significantly mitigated currency risk through a combination of over-weighting our debt in foreign currencies and utilizing contractual cash flow hedges.

12 Uncapped CPI 37% Fixed 43% Capped CPI 17% Other (2) 2% CPI-linked 54% None 1% 1. Portfolio information reflects pro rata ownership of real estate assets (excluding operating properties) as of June 30, 2023. 2. Represents leases with percentage rent (i.e., participation in the gross revenues of the tenant above a stated level) and other increases. Over 99% of ABR comes from leases with contractual rent increases, including 54% linked to CPI Internal Growth from Contractual Rent Increases (1)

13 1.6% 1.5% 1.6% 1.5% 1.6% 1.8% 2.7% 3.0% 3.4% 3.4% 4.3% 4.3% 0.0% 0.5% 1.0% 1.5% 2.0% 2.5% 3.0% 3.5% 4.0% 4.5% 3Q20 4Q20 1Q21 2Q21 3Q21 4Q21 1Q22 2Q22 3Q22 4Q22 1Q23 2Q23 1. Contractual same store portfolio includes leases that were continuously in place during the period from June 30, 2022 to June 30, 2023. Excludes leases for properties that were acquired, sold or vacated, or were subject to lease renewals, extensions or modifications at any time that affected ABR during that period. For purposes of comparability, ABR is presented on a constant currency basis using exchange rates as of June 30, 2023. Contractual same store growth of 4.3% (1) Same Store ABR Growth

14 1.4% 6.1% 4.4% 4.6% 5.7% 4.8% 5.0% 5.2% 4.9% 3.1% 5.6% 49.2% 0% 10% 20% 30% 40% 50% 2023 2024 2025 2026 2027 2028 2029 2030 2031 2032 2033 Thereafter 1. Portfolio information reflects pro rata ownership of real estate assets (excluding operating properties) as of June 30, 2023. 2. Assumes tenants do not exercise any renewal or purchase options. 3. Includes ABR of $38.8 million from the U-Haul net lease self-storage portfolio. The Company received notice during the 2023 first quarter from a related party of U-Haul of its intention to exercise its repurchase option on the properties in this portfolio. Weighted-average lease term of 11.2 years Lease Expirations and Average Lease Term (1) Lease Expirations (% ABR) (2) (3)

15 1. Historical data through 2021 includes W. P. Carey and the following CPA REITs: Corporate Property Associates 12 Incorporated, Corporate Property Associates 14 Incorporated, Corporate Property Associates 15 Incorporated, Corporate Property Associates 16 – Global Incorporated, Corporate Property Associates 17 – Global Incorporated (CPA:17) and Corporate Property Associates 18 – Global Incorporated (CPA:18). Portfolio information excludes operating properties. 2. Represents occupancy for each completed year at December 31. Otherwise, occupancy shown is for the most recent quarter. Stable occupancy maintained during the global financial crisis and throughout the COVID-19 pandemic Historical Occupancy (1) 96.6% 97.3% 98.4% 98.8% 99.0% 99.2% 99.3% 99.8% 98.3% 98.9% 98.5% 98.5% 98.8% 99.0% 0% 20% 40% 60% 80% 100% 2010 2011 2012 2013 2014 2015 2016 2017 2018 2019 2020 2021 2022 2Q23 Occupancy (% Square Feet) (2)

16 Recent investment activity has been focused primarily on mission critical industrial and warehouse properties and essential retail Recent Acquisitions – Case Studies Recent Acquisitions Purchase Price: $122 million Transaction Type: Sale-leaseback Facility Type: Retail (Grocery) Location: Various, Denmark Size: 479,444 square feet Lease Term: 15-year lease Rent Escalation: Danish CPI Coop February - November 2022 (30 properties) Purchase Price: $468 million Transaction Type: Sale-leaseback Facility Type: Industrial / Warehouse Location: Various, Canada Size: 2,268,417 square feet Lease Term: 20-year lease Rent Escalation: Fixed (with all rent paid in USD) Apotex April 2023 (11 properties) ABC April 2023 (9 properties) Purchase Price: $98 million Transaction Type: Sale-leaseback (follow-on deal with existing tenant) Facility Type: Industrial Location: Various, U.S. (4) / Canada (3) / Mexico (2) Size: 1,225,951 square feet Lease Term: 20-year lease Rent Escalation: Fixed (with all rent paid in USD)

17 Capital investments have become a more meaningful part of our investment activity and allow us to pursue follow-on opportunities with existing tenants Capital Investments – Case Studies Recent Capital Investments Investment: $25 million build-to-suit Facility Type: Research and Development Location: Wageningen, The Netherlands Size: 63,762 square feet Lease Term: 20-year lease Rent Escalation: Dutch CPI Upfield Group Completed July 2022 Investment: $23 million expansion Facility Type: Industrial Location: Radomsko, Poland Size: 463,816 square feet Lease Term: 20-year lease Rent Escalation: Euro CPI Ontex Completed August 2022 Investment: $20 million renovation Facility Type: Industrial Location: Evansville, IN and Lawrence, KS Size: N/A Lease Term: 17-year lease Rent Escalation: U.S. CPI Berry Plastics Completed March 2023

18 Balance Sheet

19 1. Amounts may not sum to totals due to rounding. 2. Based on a closing stock price of $67.56 on June 30, 2023 and 213,901,170 common shares outstanding as of June 30, 2023. 3. Pro rata net debt to enterprise value and pro rata net debt to Adjusted EBITDA are based on pro rata debt less consolidated cash and cash equivalents. 4. Adjusted EBITDA represents 2Q23 annualized Adjusted EBITDA, as reported in the Form 8-K filed with the SEC on July 28, 2023. 5. Gross assets represent consolidated total assets before accumulated depreciation on real estate. Gross assets are net of accumulated amortization on in-place lease and above-market rent intangible assets. Balance Sheet Overview Capitalization (%) • Size: Large, well-capitalized balance sheet with $23.0B in total enterprise value • Liquidity: Ample liquidity of $1.9B at quarter end, including $384MM of forward equity • Credit Rating: Upgraded to Baa1 (stable) by Moody’s and BBB+ (stable) by S&P in September 2022 and January 2023, respectively • Leverage: Maintain conservative leverage targets (mid-to-high 5s Net Debt to EBITDA) • Capital Markets: Demonstrated strong access to capital markets – Term Loan: €500MM term loan swapped to 4.34% due April 2026 in April 2023 – ATM: $104MM of forward equity issued year-to-date – Private Placement: €150MM of 3.41% Senior Unsecured Notes due 2029 and €200MM of 3.70% Senior Unsecured Notes due 2032 issued in September 2022 – Green Bonds: $350MM, 2.45% Notes due 2032 issued in 2021 Balance Sheet Highlights Capitalization ($MM) (1) 6/30/23 Total Equity (2) $14,451 Pro Rata Net Debt Senior Unsecured Notes USD 2,900 Senior Unsecured Notes EUR 3,124 Mortgage Debt, pro rata USD 661 Mortgage Debt, pro rata (EUR $345 / Other $85) 430 Unsecured Revolving Credit Facility USD 110 Unsecured Revolving Credit Facility (EUR $402 / Other $17) 419 Unsecured Term Loans (EUR $777 / GBP $342) 1,119 Total Pro Rata Debt $8,763 Less: Cash and Cash Equivalents (204) Total Pro Rata Net Debt $8,559 Enterprise Value $23,010 Total Capitalization $23,214 Leverage Metrics Pro Rata Net Debt / Adjusted EBITDA (3)(4) 5.7x Pro Rata Net Debt / Enterprise Value (2)(3) 37.2% Total Consolidated Debt / Gross Assets (5) 41.3% Weighted Average Interest Rate (pro rata) 3.3% Weighted Average Debt Maturity (pro rata) 3.9 years 62% 26% 7% 5% Equity (2) Senior Unsecured Notes Unsecured Revolving Credit Facility / Term Loans Mortgage Debt (pro rata)

20 Principal at Maturity (1) Debt Maturity Schedule % of Total (4) 3.0% 14.9% 22.6% 17.7% 6.4% 6.2% 5.6% 6.5% 5.7% 6.5% 4.9% Interest Rate (4) 4.4% 3.5% 4.6% 3.2% 2.2% 1.4% 3.7% 1.0% 2.4% 2.9% 2.3% $M M 1. Reflects amount due at maturity, excluding unamortized discount and unamortized deferred financing costs. 2. Reflects pro rata balloon payments due at maturity. W. P. Carey has two fully amortizing mortgages due in 2031 ($3MM) and 2039 ($3MM). 3. Includes amounts drawn under the credit facility as of June 30, 2023. 4. Reflects the weighted average percentage of debt outstanding and the weighted average interest rate for each year based on the total outstanding balance. 265 254 404 98 21 2 543 543 543 543 163 570 217 500 450 350 325 500 350 425 575 543 529 0 200 400 600 800 1,000 1,200 1,400 1,600 1,800 2,000 2,200 2,400 2023 2024 2025 2026 2027 2028 2029 2030 2031 2032 2033 Mortgage Debt Unsecured Bonds (EUR) Unsecured Bonds (USD) Unsecured Term Loans Unsecured Revolving Credit Facility (2) (2) (3)

21 Metric Covenant June 30, 2023 Total Leverage Total Debt / Total Assets ≤ 60% 40.9% Secured Debt Leverage Secured Debt / Total Assets ≤ 40% 4.7% Fixed Charge Coverage Consolidated EBITDA / Annual Debt Service Charge ≥ 1.5x 5.2x Maintenance of Unencumbered Asset Value Unencumbered Assets / Total Unsecured Debt ≥ 150% 234.2% 1. This is a summary of the key financial covenants for our Senior Unsecured Notes, along with estimated calculations of our compliance with those covenants at the end of the period presented. These ratios are not measures of our liquidity or performance and serve only to demonstrate our ability to incur additional debt, as permitted by the covenants governing the Senior Unsecured Notes. 2. As of June 30, 2023, our Senior Unsecured Notes consisted of the following note issuances: (i) $500 million 4.60% senior unsecured notes due 2024, (ii) €500 million 2.25% senior unsecured notes due 2024, (iii) $450 million 4.00% senior unsecured notes due 2025, (iv) $350 million 4.25% senior unsecured notes due 2026, (v) €500 million 2.25% senior unsecured notes due 2026, (vi) €500 million 2.125% senior unsecured notes due 2027, (vii) €500 million 1.35% senior unsecured notes due 2028, (viii) $325 million 3.85% senior unsecured notes due 2029, (ix) €525 million 0.95% senior unsecured notes due 2030, (x) $500 million 2.40% senior unsecured notes due 2031, (xi) $350 million 2.45% senior unsecured notes due 2032 and (xii) $425 million 2.25% senior unsecured notes due 2033. Excludes the €150MM 3.41% senior unsecured notes due 2029 and €200MM 3.70% senior unsecured notes due 2032 issued in the September 2022 private placement offering. Unsecured Bond Covenants (1) Investment grade balance sheet with recent upgrades to Baa1 (stable) from Moody’s and BBB+ (stable) from S&P Senior Unsecured Notes (2)

22 $1.65 $1.67 $1.69 $1.70 $1.72 $1.73 $1.76 $1.79 $1.82 $1.88 $1.96 $2.00 $2.03 $2.19 $2.44 $3.39 $3.69 $3.83 $3.93 $4.01 $4.09 $4.14 $4.17 $4.21 $4.24 $4.28 $0.00 $1.00 $2.00 $3.00 $4.00 $5.00 1998 1999 2000 2001 2002 2003 2004 2005 2006 2007 2008 2009 2010 2011 2012 2013 2014 2015 2016 2017 2018 2019 2020 2021 2022 2023 Note: Past performance does not guarantee future results. 1. Based on a stock price of $67.56 as of June 30, 2023, and a cash dividend of $1.069 per share declared during 2Q23. 2. Full year dividends declared per share, excluding special dividends. 2023 represents 2Q23 annualized. W. P. Carey has increased its dividend every year since going public in 1998 History of Consistent Dividend Growth Dividends per Share (2) • Current annualized dividend of $4.28 with a yield of 6.3% (1) • Conservative and stable payout ratio since conversion to a REIT in September 2012

23 ESG

ESG Strategy

W. P. CAREY

- As we celebrate our 50th anniversary, we remain committed to our founder's dedication to *Investing for the Long Run*® and *Doing Good While Doing Well*® and his ongoing commitment to making a positive difference within our business, local communities and beyond
- Our cross-functional ESG Committee serves to support our ongoing commitment to environmental and sustainability initiatives, corporate social responsibility and corporate governance

Environmental

- Collect tenant energy usage data in an effort to quantify and reduce our portfolio's global carbon footprint and integrate with benchmarking organizations
- Evaluate and target new sustainability-linked investment opportunities, with the goal of growing ABR and portfolio prominence from green certified buildings[1]
- Continue to identify and evaluate property level sustainability opportunities within our portfolio, which we believe can reduce carbon footprints, support our tenants' own sustainability goals and also represent attractive investments
  - Launched CareySolar™, a turnkey solution providing tenants with on-site renewable energy via rooftop and carport solar installations
- Achieved Gold level recognition as a Green Lease Leader for the second consecutive year[2]
- Fully allocated proceeds from inaugural $350 million green bond to new and existing eligible green projects[3]
- Established a Climate Disclosure Working Group to focus on preparations for anticipated climate disclosure reporting requirements

Social

- Prioritize our employees and maintain a safe and inclusive work environment, where we can attract and retain a high-caliber workforce
- Promote employee volunteer efforts and foster productive relationships with the communities in which we operate through our Carey Forward program
- Strive to create a diverse, challenging and positive work environment where hard work and dedication are recognized and rewarded
  - Achieved U.S. certification as a Great Place to Work® for second consecutive year[4] and included in the Bloomberg Gender-Equality Index for a third consecutive year
  - Signed both the UN Women's Empowerment Principles (WEPs) and CEO Action for Diversity and Inclusion™
- Our workforce[5]:

190+	36%	38
Global Employees	Racial / Ethnic Diversity [6]	Average Employee Age

- Employees who identify as women represent[5]:

46%	46%	33%
of Global Workforce	of Managers	of Executive Team

Governance

- Committed to managing risk, providing transparent disclosure and being accountable to our stakeholders
- Maintained the highest QualityScore rating of "1" from ISS in Governance
- Key Governance Highlights
  - 10 out of 11 independent Directors, including a separate independent chair
  - Women represent **36%** of our Board
  - No related-party transactions
  - Independence of Directors reviewed annually
  - Limitation on over-boarding
  - Proxy access with "3/3/20/20" market standard
  - Opted out of Maryland staggered board provisions; all Directors elected annually
  - No poison pill
  - Human Rights Policy, in addition to our Code of Business Conduct and Ethics

1. For a building to be considered "green certified" under our investment criteria, it must at a minimum be certified by LEED, BREEAM or a similarly recognized organization or certification process.
2. In 2022 and 2023 we were recognized as a Green Lease Leader at the Gold level by the Institute for Market Transformation (IMT) and the U.S. Department of Energy's (DOE) Better Buildings Alliance.
3. Eligible Green Projects are defined in WPC's Green Financing Framework, available on our website.
4. In 2022 and 2023 we were Certified™ by Great Place to Work® based on a survey of U.S. employees.
5. As of December 31, 2022.
6. Data is collected by our Human Resources Department and is only for our U.S.-based employees.

24

25 Certain of the matters discussed in this communication constitute forward-looking statements within the meaning of the Securities Act of 1933 (as amended, the “Securities Act”) and the Securities Exchange Act of 1934 (as amended, the “Exchange Act”), both as amended by the Private Securities Litigation Reform Act of 1995. The forward-looking statements include, among other things, statements regarding the intent, belief or expectations of the Company and can be identified by the use of words such as “may,” “will,” “should,” “would,” “will be,” “will continue,” “will likely result,” “believe,” “project,” “expect,” “anticipate,” “intend,” “estimate” “opportunities,” “possibility,” “strategy,” “maintain” or the negative version of these words and other comparable terms. These forward- looking statements include, but are not limited to, statements that are not historical facts. These statements are based on the current expectations of our management, and it is important to note that our actual results could be materially different from those projected in such forward- looking statements. There are a number of risks and uncertainties that could cause actual results to differ materially from the forward-looking statements. Other unknown or unpredictable risks or uncertainties, like the risks related to inflation and increased interest rates, the effects of pandemics and global outbreaks of contagious diseases (such as the COVID-19 pandemic) and domestic or geopolitical crises, such as terrorism, military conflict (including the ongoing conflict between Russia and Ukraine and the global response to it), war or the perception that hostilities may be imminent, political instability or civil unrest, or other conflict, and those additional risk factors discussed in reports that we have filed with the SEC, could also have material adverse effects on our future results, performance or achievements. Discussions of some of these other important factors and assumptions are contained in W. P. Carey’s filings with the SEC and are available at the SEC’s website at http://www.sec.gov, including Part I, Item 1A. Risk Factors in W. P. Carey’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022. Investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this communication, unless noted otherwise. Except as required under the federal securities laws and the rules and regulations of the SEC, W. P. Carey does not undertake any obligation to release publicly any revisions to the forward-looking statements to reflect events or circumstances after the date of this communication or to reflect the occurrence of unanticipated events. Cautionary Statement Concerning Forward-Looking Statements All data presented herein is as of June 30, 2023 unless otherwise noted. Amounts may not sum to totals due to rounding. Past performance does not guarantee future results.

26 EBITDA and Adjusted EBITDA We believe that EBITDA is a useful supplemental measure to investors and analysts for assessing the performance of our business segments because (i) it removes the impact of our capital structure from our operating results and (ii) it is helpful when comparing our operating performance to that of companies in our industry without regard to such items, which can vary substantially from company to company. Adjusted EBITDA as disclosed represents EBITDA, modified to include other adjustments to GAAP net income for certain non-cash charges, such as impairments, non-cash rent adjustments and unrealized gains and losses from our hedging activity. Additionally, we exclude gains and losses on sale of real estate, which are not considered fundamental attributes of our business plans and do not affect our overall long-term operating performance. We exclude these items from adjusted EBITDA as they are not the primary drivers in our decision-making process. Adjusted EBITDA reflects adjustments for unconsolidated partnerships and jointly owned investments. Our assessment of our operations is focused on long-term sustainability and not on such non- cash and noncore items, which may cause short-term fluctuations in net income but have no impact on cash flows. We believe that adjusted EBITDA is a useful supplemental measure to investors and analysts, although it does not represent net income that is computed in accordance with GAAP. Accordingly, adjusted EBITDA should not be considered as an alternative to net income or as an indicator of our financial performance. EBITDA and adjusted EBITDA as calculated by us may not be comparable to similarly titled measures of other companies. Other Metrics Pro Rata Metrics This presentation contains certain metrics prepared on a pro rata basis. We refer to these metrics as pro rata metrics. We have certain investments in which our economic ownership is less than 100%. On a full consolidation basis, we report 100% of the assets, liabilities, revenues and expenses of those investments that are deemed to be under our control or for which we are deemed to be the primary beneficiary, even if our ownership is less than 100%. Also, for all other jointly owned investments, which we do not control, we report our net investment and our net income or loss from that investment. On a pro rata basis, we generally present our proportionate share, based on our economic ownership of these jointly owned investments, of the assets, liabilities, revenues and expenses of those investments. Multiplying each of our jointly owned investments’ financial statement line items by our percentage ownership and adding or subtracting those amounts from our totals, as applicable, may not accurately depict the legal and economic implications of holding an ownership interest of less than 100% in our jointly owned investments. ABR ABR represents contractual minimum annualized base rent for our net-leased properties and reflects exchange rates as of June 30, 2023. If there is a rent abatement, we annualize the first monthly contractual base rent following the free rent period. ABR is not applicable to operating properties and is presented on a pro rata basis. The following non-GAAP financial measures are used in this presentation Disclosures